SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant:    ☒

Filed by a Party other than the Registrant:    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

               Lindsay Manufacturing Co.
(Name of Registrant as Specified in its Charter)

_________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

LINDSAY MANUFACTURING CO.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

February 6, 2006

        The Annual Meeting of Stockholders of Lindsay Manufacturing Co. (the “Company”) will be held at the Company’s corporate office, 2707 North 108th Street, Suite 102, Omaha, Nebraska, on Monday, February 6, 2006, at 8:30 a.m., Central Standard Time, for the following purposes:

(1)	To elect two (2) directors who shall have terms ending in 2009.

(2)	To approve the Lindsay Manufacturing Co. 2006 Long-Term Incentive Plan.

(3)	To ratify the appointment of KPMG LLP as the independent auditor for the Company for the fiscal year ending August 31, 2006.

(4)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        Enclosed herewith is a Proxy Statement setting forth information with respect to the election of directors, approval of the 2006 Long-Term Incentive Plan and the ratification of the appointment of independent auditors.

        Only stockholders holding shares of Common Stock of record at the close of business on December 12, 2005 are entitled to notice of, and to vote, at the meeting.

        Stockholders, whether or not they expect to be present at the Annual Meeting, are requested to sign and date the enclosed proxy which is solicited on behalf of the Board of Directors and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

/s/ DAVID B. DOWNING

David B. Downing, Secretary

Omaha, Nebraska
December 20, 2005

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.

Lindsay Manufacturing Co.
2707 North 108th Street, Suite 102
Omaha, Nebraska 68164

_________________

PROXY STATEMENT
for

ANNUAL MEETING OF STOCKHOLDERS
of
COMMON STOCK

        This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Lindsay Manufacturing Co. (the “Company”) to be held on Monday, February 6, 2006 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are at 2707 North 108th Street, Suite 102, Omaha, Nebraska 68164. This Proxy Statement and the proxy cards are first being mailed to stockholders on or about December 27, 2005.

        Only holders of Common Stock of record at the close of business on December 12, 2005 are entitled to vote at the Annual Meeting. At the record date, there were 11,520,483 shares of Common Stock which were issued and outstanding. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

        The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of termination given to the Secretary of the Company or by filing with him a later-dated proxy. Furthermore, stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person. All shares of the Company’s Common Stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted “FOR” each of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast or there are broker nonvotes.

Voting Securities and Beneficial Ownership
Thereof by Principal Stockholders,
Directors and Officers

        The following table sets forth, as of December 12, 2005, the beneficial ownership of the Company’s Common Stock by each director, by each nominee to become a director, by each of the executive officers named in the Summary Compensation Table, and by all present executive officers and directors of the Company as a group. The shares beneficially owned by executive officers and directors of the Company include approximately 1.7% of the total shares outstanding on the record date and entitled to vote at the Annual Meeting. The Board of Directors believes that all of these shares will be present at the Annual Meeting and will be voted “FOR” each proposal being considered at the Annual Meeting. In addition, executive officers and directors are deemed to beneficially own shares which they may acquire upon the exercise of vested stock options or options that will vest within 60 days of the record date. These shares are not outstanding and may not be voted at the Annual Meeting. The following table also sets forth the beneficial ownership of the Company’s Common Stock by each other person believed by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock:

Name	Number of Shares Beneficially Owned(1)	Percent of Class

Directors and Executive Officers
Howard G. Buffett, Director	48,319	(2)	*
Michael N. Christodolou, Director and Chairman of the Board	40,744	(2)	*
Larry H. Cunningham, Director	35,436	(2)	*
J. David McIntosh, Director	23,224	(2)	*
Michael C. Nahl, Director	11,137	(2)	*
William F. Welsh II, Director	36,324	(2)	*
Richard W. Parod, Director, President and Chief Executive Officer	331,100	(2)	2.8
David B. Downing, Chief Financial Officer, Treasury, Secretary, Vice President—Finance	1,500	(2)	*
Matthew T. Cahill, Vice President—Manufacturing	25,000	(2)	*
Dirk A. Lenie, Vice President of Marketing	25,100	(2)	*
Robert S. Snoozy, Vice President of Domestic Sales	101,904	(2)	*
All current executive officers and directors as a group (14 persons)	792,960	(2)	6.5
Other Stockholders
TCW Asset Management Co. (3)	1,530,209	(10)	13.3
T. Rowe Price Associates, Inc. (4)	1,407,050	(10)	12.2
NWQ Investment Management Company, LLC (5)	1,233,189	(10)	10.7
Third Avenue Management LLC (6)	1,111,000	(10)	9.6
Barclays Global Investors, N.A. (7)	692,217	(10)	6.0
Gary D. Parker (8)	658,041	(10)	5.7
Bruce C. Karsk, Former Executive Vice President and Treasurer (9)	148,453	(10)	1.3
_____________________________
*	Represents less than 1% of the outstanding Common Stock of the Company.

(1)	Each stockholder has sole voting and investment power over the shares he beneficially owns, and all such shares are owned directly by the individual or their spouse unless otherwise indicated.

(2)	Includes 35,434, 40,498, 30,374, 18,224, 11,137, 26,324, 327,000, 1,500, 25,000, 25,000, 30,000 and 601,991 shares which may be acquired currently or within 60 days of December 12, 2005 pursuant to the exercise of options by Messrs. Buffett, Christodolou, Cunningham, McIntosh, Nahl, Welsh, Parod, Downing, Cahill, Lenie and Snoozy and the current executive officers and directors as a group, respectively.

(3)	865 South Figueroa Street, Los Angeles, California 90017.

(4)	100 E. Pratt Street, Baltimore, Maryland 21202.

(5)	2049 Century Park East, Los Angeles, California 90067.

(6)	622 Third Avenue, New York, New York 10017.

(7)	45 Fremont Street, San Francisco, California 94105.

(8)	6272 Country Club Drive, Columbus, Nebraska 68601. Mr. Parker is a former Chairman and Chief Executive Officer of the Company. Excludes 45,566 shares held by Joanne E. Parker, spouse, for which Mr. Parker disclaims beneficial ownership.

(9)	301 South Happy Hollow Boulevard, Omaha, Nebraska 68132. Bruce C. Karsk retired as Executive Vice President and Treasurer of the Company effective August 31, 2005.

(10)	Based on Schedules 13D, 13F and 13G reports filed with the Securities and Exchange Commission with respect to the Company’s Common Stock. Mr. Parker’s beneficial ownership is based on his Schedule 13G dated February 25, 2005. Mr. Karsk’s beneficial ownership is based on his most recent Form 4 filing, updated by option forfeitures and exercises occurring after his retirement from the Company. All other beneficial ownership information for the Other Stockholders is based on Schedules 13F dated as of September 30, 2005.

Section 16(a) Beneficial Ownership
Reporting Compliance

        The rules of the Securities and Exchange Commission require the Company to disclose the identity of directors and executive officers and of beneficial owners of more than 10% of the Company’s Common Stock who did not file on a timely basis reports required by Section 16 of the Securities Exchange Act of 1934. Based solely on review of copies of those reports received by us, or written representations from reporting persons, the Company believes that all directors, executive officers and 10% beneficial owners complied with all filing requirements applicable to them during Fiscal 2005, except for late Form 4 Statements of Changes in Beneficial Ownership due September 7, 2004, filed September 13, 2004 for the following independent directors: Howard Buffett, Michael Christodolou, Larry Cunningham, David McIntosh, Michael Nahl and William Welsh; Form 4 Statement of Changes in Beneficial Ownership due February 25, 2005, filed February 28, 2005 for the Company’s Vice President-Engineering, Charles Meis; and Form 4 Statement of Changes in Beneficial Ownership due August 17, 2005, filed November 8, 2005 for the Company’s Corporate Controller, Timothy Paymal.

ELECTION OF DIRECTORS

        The Board of Directors, upon recommendation made by the Corporate Governance and Nominating Committee, has nominated Larry H. Cunningham and Richard W. Parod to serve as directors for additional three-year terms. Messrs. Cunningham and Parod have each expressed an intention to serve, if elected, and the Board of Directors knows of no reason why either of them might be unavailable to continue to serve, if elected. If either Messrs. Cunningham or Parod is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Corporate Governance and Nomination Committee may recommend to the Board of Directors. There are no arrangements or understandings between Messrs. Cunningham or Parod and any other person pursuant to which they were nominated to serve on the Board of Directors.

        The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. Consequently, votes withheld and broker nonvotes with respect to the election of the director will have no impact on the election of the director. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Messrs. Cunningham and Parod. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. CUNNINGHAM AND PAROD.

Board of Directors and Committees

        The following table sets forth certain information regarding the directors of the Company. The Board of Directors has determined that each of Messrs. Christodolou (Chairman), McIntosh, Cunningham, Buffett, Welsh and Nahl are independent directors of the Company under the listing standards adopted by the New York Stock Exchange. All members of the Board of Directors have held the positions with the companies (or their predecessors) set forth under “Principal Occupation” for at least five years, unless otherwise indicated.

Name	Age	Principal Occupation	Director Since	Term To Expire
NOMINEES

Larry H. Cunningham	61	Retired Senior Vice President, Corporate	2000	2006
		Affairs for Archer Daniels Midland
		Company (1)

Richard W. Parod	52	President and Chief Executive Officer of	2000	2006
		Lindsay Manufacturing Co. (2)

DIRECTORS CONTINUING IN OFFICE

Howard G. Buffett	51	President of BioImages and President of	1995	2007
		Buffett Farms (3)

William F. Welsh II	64	Retired Chairman of Election Systems &	2001	2007
		Software, Inc. (4)

Michael C. Nahl	63	Executive Vice President and Chief	2003	2007
		Financial Officer of Albany International
		Corp. (5)

Michael N. Christodolou	44	Founder and Manager of Inwood Capital	1999	2008
		Management, L.L.C. (6)

J. David McIntosh	62	Retired Executive Vice President of The	2002	2008
		Toro Company (7)

______________________________
(1)     Prior to joining Archer Daniels Midland Company in 1993, Mr. Cunningham was employed by A.E. Staley Manufacturing Company from 1965 to 1990. Mr. Cunningham has served on the Board of Trustees for Millikin University and the James Millikin Trust.

(2)     Prior to joining the Company in April of 2000, Mr. Parod was the Vice President and General Manager of Toro Irrigation, a division of The Toro Company, from 1997 to March 2000. From 1993 to 1997, he was an executive officer of James Hardie Irrigation, serving as President from 1994 to 1997.

(3)     From 1996 to 2001, Mr. Buffett served as Chairman of the Board of Directors of The GSI Group. Mr. Buffett was Corporate Vice President, Assistant to the Chairman and director of Archer Daniels Midland Company from 1992 to 1995 and a County Commissioner of Douglas County, Nebraska from 1989 to 1992. Mr. Buffett is also a director of Berkshire Hathaway, Inc. and ConAgra Foods, Inc.

(4)     From 1995 to 2002, Mr. Welsh was President and Chief Executive Officer of Election Systems & Software, Inc. From 2000 to 2003, Mr. Welsh served as Chairman of Election Systems & Software. Mr. Welsh remains as a director of Election Systems & Software and is also Chairman and a director of Ballantyne of Omaha, Inc as well as a member of its compensation committee.

(5)     Mr. Nahl joined Albany International Corp. in 1981 as Group Vice President, Corporate, served as Senior Vice President and Chief Financial Officer from 1983 to 2005 and was appointed to his current position in 2005. Mr. Nahl is a director of GrafTech International Ltd. and serves on the Regional Advisory Board of JP Morgan Chase & Co.

(6)     Mr. Christodolou founded Inwood Capital Management, L.L.C. in May 2000. From 1993 to 1999, Mr. Christodolou was Director of Equity Investments of Barbnet Investment Co. (formerly known as Thomas M. Taylor & Co.), an investment consulting firm providing services to various entities associated with certain members of the Bass Family of Fort Worth, Texas. Mr. Christodolou joined Thomas M. Taylor & Co. in 1988 as an investment analyst.

(7)     Mr. McIntosh served as Group Vice President of Professional and International Business Divisions of The Toro Company from 1996 until August 1998 when he was appointed Executive Vice President. Mr. McIntosh had been employed by The Toro Company for 26 years prior to retiring on January 31, 2002. Mr. McIntosh currently serves on the Board of Directors for Health Tech Solutions, Inc., the Johnson Institute Foundation and is Chairman of StylePointe, LLC.

        Information regarding executive officers of the Company is found in the Company’s Annual Report which has been supplied with this Proxy Statement.

        The Board of Directors operates pursuant to the provisions of the Company’s certificate of incorporation and bylaws as well as a set of Corporate Governance Principles which address a number of items, including the qualifications for serving as a director, the responsibilities of directors and board committees and the compensation of directors. The Company has adopted a Code of Ethical Conduct that applies to the Chief Executive Officer, Chief Financial Officer and Corporate Controller, as required by Section 406 of the Sarbanes Oxley Act of 2002. Additionally, the Board has revised its Code of Business Conduct and Ethics for all persons associated with the Company, including its directors, officers and employees, to comply with the listing standards adopted by the New York Stock Exchange. Both of these codes and the Company’s Corporate Governance Principles are available on the Company’s website at http://www.lindsaymanufacturing.com and are available in print to any stockholder who submits a request in writing to the Secretary of the Company.

        The Board of Directors conducts its business through meetings and actions taken by written consent in lieu of meetings. During the fiscal year ended August 31, 2005, the Board of Directors held seven meetings. Each director attended at least 88% of the aggregate meetings of the Board of Directors and of the committees of the Board of Directors on which he served during fiscal 2005.

        The Company’s non-management directors normally meet in executive session at each regularly scheduled Board meeting. The Chairman of the Board, currently Mr. Christodolou, an independent outside director, is the presiding director at each executive session of the Board of Directors.

        The Board of Directors has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

        Audit Committee. The primary purpose of the Audit Committee is to assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function. The Audit Committee is responsible for selecting, compensating and evaluating the Company’s independent auditor. Specific functions performed by the Audit Committee include reviewing periodically with independent auditors the performance of the services for which they are engaged, reviewing the scope of the annual audit and its results, reviewing the Company’s annual financial statements and quarterly financial statements with management and the independent auditor, reviewing the scope and results of the Company’s internal auditing function, and reviewing the adequacy of the Company’s internal accounting controls with management and auditors. The Audit Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.lindsaymanufacturing.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company.

        The Audit Committee is comprised of Directors Welsh (Chairman), Christodolou, McIntosh and Nahl, each of whom has been determined to be independent by the Board of Directors under the rules of the Securities and Exchange Commission and under the listing standards adopted by the New York Stock Exchange. In addition, the Board of Directors has determined that each of Messrs. Christodolou, Nahl and Welsh qualify as “audit committee financial experts” under the rules of the Securities and Exchange Commission. The Audit Committee held ten meetings during fiscal 2005.

        Compensation Committee. The Compensation Committee reviews and approves the Company’s compensation policies, benefit plans, employment agreements, salary levels, bonus payments, and awards pursuant to the Company’s management incentive plans for its officers. It also reviews compensation for directors and recommends changes to the Board. The Compensation Committee is specifically responsible for determining the compensation of the Company’s Chief Executive Officer and conducts an annual performance evaluation of the Chief Executive Officer. The Compensation Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.lindsaymanufacturing.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company.

        The Compensation Committee is comprised of Directors Cunningham (Chairman), Christodolou, McIntosh and Welsh, each of whom has been determined to be independent by the Board of Directors under the listing standards adopted by the New York Stock Exchange. The Committee held five meetings during fiscal 2005.

        Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board of Directors of persons to serve as directors of the Company and as chairmen and members of committees of the Board of Directors and for reviewing and recommending changes in the general Corporate Governance Principles of the Company. It also oversees the annual evaluation by the Board of Directors to determine whether the Board and its committees are functioning effectively. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.lindsaymanufacturing.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company.

        The Corporate Governance and Nominating Committee identifies nominees to serve as director of the Company primarily through suggestions made by directors, management and stockholders. The Corporate Governance and Nominating Committee will consider director nominees for next year’s annual meeting recommended by stockholders which are submitted in writing, complete with biographical and business experience information regarding the nominee, to the Secretary of the Company by August 25, 2006. Candidates for directors are evaluated based on their independence, character, judgment, diversity of experience, financial or business acumen, ability to represent and act on behalf of all stockholders, and the needs of the Board.

        The Corporate Governance and Nominating Committee is comprised of Directors Christodolou (Chairman), Buffett, Cunningham and Welsh, each of whom has been determined to be independent by the Board of Directors under the listing standards adopted by the New York Stock Exchange. The Committee held one meeting during fiscal 2005.

Compensation of Directors

        Directors who are not employees of the Company are paid $24,000 annually, plus $1,200 per day for attending meetings (including teleconference meetings of four hours or more) of the Board of Directors and $600 per day for other teleconference meetings of the Board of Directors or for attending any separate meetings of committees of the Board of Directors. In addition, if the Chairman is a non-employee director, he or she is paid $12,000 per year for serving in that capacity. The Chairman of the Audit Committee is paid $8,000 per year for serving as such Chairman. The Chairman of the Compensation Committee is paid $4,000 per year for serving as such Chairman. Directors are reimbursed for expenses they incur in attending meetings.

        Prior to fiscal 2006, on September 3 of each year each continuing non-employee director was automatically awarded a nonqualified stock option to purchase 5,062 shares of Common Stock under the Company’s 2001 Amended and Restated Long-Term Incentive Plan (the “2001 Plan”). Accordingly on September 3, 2004 (fiscal 2005), each of Messrs. Buffett, Christodolou, Cunningham, McIntosh, Nahl and Welsh received options to purchase 5,062 shares of Common Stock at an exercise price of $25.35 per share. In all cases, the exercise price for options granted to non-employee directors under the 2001 Plan is equal to the closing price of the Common Stock on the date of the grant. Options granted to non-employee directors vest 20% per year over a five-year period under the 2001 Plan. Unvested options terminate upon any expiration, forfeiture or any failure to exercise such award as further described in the 2001 Plan.

        No automatic awards of options were made under the 2001 Plan on September 3, 2005 (fiscal 2006). However, the Board of Directors has approved, contingent upon stockholder approval of the proposed 2006 Long-Term Incentive Plan (the “2006 Plan”) described under “Adoption of 2006 Long-Term Incentive Plan” herein, that each non-employee director shall receive an annual grant of restricted stock units with an award value of $35,000 with the first award being made on the date of the Annual Meeting. The number of restricted stock units to be awarded is based on the closing price of the Company’s Common Stock on the grant date, and the restricted stock units are payable in shares of Common Stock under the 2006 Plan. The restricted stock units vest on November 1 following the date of grant, or earlier upon a change in control of the Company or termination of service of a director due to death or total and permanent disability. Non-employee directors shall receive this annual award on each subsequent annual meeting date unless the Compensation Committee recommends and the Board of Directors approves a change in the amount or form of long-term incentive compensation for directors.

Compensation of Executive Officers

        The following table sets forth information regarding the annual and long-term compensation awarded to, earned by, or paid by the Company and its subsidiaries to the Chief Executive Officer and the other four highest paid executive officers of the Company for services rendered during the three fiscal years ended August 31, 2005, 2004 and 2003.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts(2) ($)	All Other Compensation(3) ($)

Richard W. Parod	2005	362,250	43,035	—	—	22,500	—	7,388
President and Chief	2004	345,000	35,604	—	—	45,000	—	4,936
Executive Officer	2003	328,860	205,997	—	—	45,000	—	10,834

David B. Downing	2005	210,000	15,729	44,474	—	15,000	—	6,891
Vice President —	2004	—	—	—	—	7,500	—	—
Finance, Secretary,	2003	—	—	—	—	—	—	—
Treasurer and Chief
Financial Officer

Bruce C. Karsk	2005	205,000	12,915	—	—	—	—	13,960
Former Executive Vice	2004	197,000	9,239	—	—	7,500	—	17,820
President, Secretary	2003	191,000	69,658	—	—	7,500	—	15,741
and Treasurer

Dirk A. Lenie	2005	160,000	10,528	—	—	3,750	—	4,742
Vice President —	2004	150,000	11,550	—	—	7,500	—	5,091
Marketing	2003	145,000	51,867	—	—	7,500	—	6,111

Matthew T. Cahill	2005	155,000	11,393	—	—	3,750	—	6,455
Vice President —	2004	147,500	24,057	—	—	7,500	—	8,072
Manufacturing	2003	140,000	50,372	—	—	7,500	—	6,898

Robert S. Snoozy	2005	153,900	11,096	—	—	3,750	—	5,319
Vice President —	2004	148,000	10,360	—	—	7,500	—	7,378
Domestic Sales	2003	143,000	53,153	—	—	7,500	—	7,424

____________________
        (1) The amount reported for Mr. Downing for fiscal 2005 consists of $44,474 of moving expenses and associated employment taxes related to the nondeductible portion of moving expenses.

        (2) The Company does not have a long-term incentive plan as defined in Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

        (3) These amounts for fiscal 2005 consist of defined contributions and matching contributions for calendar year 2005 to the Company's defined contribution profit-sharing and 401(k) plan of $4,605, $6,067, $5,032, and $3,396 for Messrs. Parod, Downing, Karsk, Lenie, Cahill, and Snoozy respectively, and of fiscal 2005 premiums for supplemental life and disability insurance (and, in the case of Mr. Karsk, the value of split-dollar supplemental term life insurance) of $2,136, $824, $6,560, $1,131, $776 and $1,276 for Messrs. Parod, Downing, Karsk, Lenie, Cahill and Snoozy, respectively.

Option/SAR Grants in Last Fiscal Year

        The following table sets forth certain information relating to options granted during fiscal 2005 to executive officers of the Company whose compensation is reported in the Summary Compensation Table. All options were issued under the Company's 2001 Amended and Restated Long-Term Incentive Plan.

					Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5%($)	10%($)
Richard W. Parod	22,500	22.8%	$24.29	August 15, 2015	$343,707	$871,020
David B. Downing	15,000	15.2%	$24.29	August 15, 2015	$229,138	$580,680
Bruce C. Karsk	—	—	—	—	—	—
Dirk A. Lenie	3,750	3.8%	$24.29	August 15, 2015	$57,284	$145,170
Matthew T. Cahill	3,750	3.8%	$24.29	August 15, 2015	$57,284	$145,170
Robert S. Snoozy	3,750	3.8%	$24.29	August 15, 2015	$57,284	$145,170

(1) The exercise price of all options granted during fiscal 2005 is equal to the fair market value of the Company's Common Stock on the date of grant. Each option expires ten years from the date of grant. No stock appreciation rights (SARs) were granted during fiscal 2005.

(2) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of Common Stock price appreciation from the respective dates of the grant to the respective expiration dates of the options of 5% and 10%. These assumptions are not intended to forecast future price appreciation of the Company's Common Stock. The Company's stock price may increase or decrease in value over the time period set forth above.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

        The following table sets forth certain information concerning options exercised during fiscal 2005, the number of unexercised options and the value of unexercised options at the end of fiscal 2005 for the executive officers of the Company whose compensation is reported in the Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year End($)(1) Exercisable/ Unexercisable

Richard W. Parod	—	—	327,000 / 135,500	$3,458,040 / $689,785
David B. Downing	—	—	1,500 / 21,000	$900 / $18,750
Bruce C. Karsk	—	—	15,000 / 0	$55,740 / $0
Dirk A. Lenie	—	—	25,000 / 21,250	$123,740 / $50,398
Matthew T. Cahill	—	—	25,000 / 21,250	$123,740 / $50,398
Robert S. Snoozy	13,500	$195,610	30,000 / 18,749	$130,646 / $33,374

(1)     Based on the difference between the closing sale price of the Common Stock on August 31, 2005 and the related option exercise price.

Employment Agreement

        The Company entered into an employment agreement with Richard Parod, its President and Chief Executive Officer, effective April 5, 2000, as amended on May 2, 2003 and December 22, 2004 (the “Agreement”). The term of the Agreement runs through April 5, 2007. Under the Agreement, Mr. Parod receives a base salary, subject to annual review and adjustment by the Compensation Committee of the Board of Directors, and is entitled to an annual incentive bonus with a target of 60% of his annual salary and an actual payout of 0% to 120% of his annual salary based on individual and/or Company performance.

        Under the terms of his employment agreement, Mr. Parod was granted a total of 350,000 non-qualified stock options in April 2000. The exercise price of these options is $14.00 per share, which was equal to the fair market value of the Company’s Common Stock on the date of grant. Options for 300,000 shares granted to Mr. Parod are currently exercisable, and the remaining 50,000 options will become exercisable on April 5, 2009. All of Mr. Parod’s options will vest immediately in the event of (a) a dissolution or liquidation of the Company, (b) a sale of substantially all the assets of the Company, (c) a merger or other combination involving the Company after which the owners of the Company immediately prior to such merger or combination own less than 50% of the outstanding shares of the Company, or (d) the acquisition of more than 50% of the Company’s Common Stock by any person through a tender offer or otherwise. The options granted to Mr. Parod expire on April 5, 2010.

Report of the Compensation Committee
on Executive Compensation

        The report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

        The Compensation Committee of the Board of Directors is comprised of Larry H. Cunningham (as Chairman), Michael N. Christodolou, J. David McIntosh and William F. Welsh II, each of whom is an independent director of the Company under the rules adopted by the New York Stock Exchange. The Compensation Committee is responsible for setting policies with respect to compensation of the Company’s executive officers. It periodically retains an independent outside compensation consulting firm, Mercer Human Resource Consulting, to assist and advise it on particular matters.

        Executive Officer Compensation.  The Compensation Committee endeavors to implement an executive compensation program that is effective in attracting, retaining and motivating the executive officers upon whom the Company relies to develop and implement its business strategy. The overall goal of the Company’s compensation program is to maximize stockholder value. Accordingly, an important component of our compensation philosophy is to closely align the financial interests of the Company’s executive officers with those of the stockholders.

        During fiscal 2005, the Company utilized a compensation package that provided its executive officers with a base salary, benefits and opportunities to receive performance bonuses as well as grants of stock options, under our existing incentive plans. Base salaries were established based on the executive officers’ prior salary and our view of the base salary levels and increases for executive officers with comparable positions and responsibilities in similar companies. The remaining portion of each executive officer’s fiscal 2005 compensation was directly related to the success of the Company. This was accomplished in two ways.

        First, for fiscal 2005, the Company continued to use a management incentive plan (the “Incentive Plan”) that directly correlates employee bonuses to the achievement of both corporate and individual performance objectives. The Compensation Committee originally engaged the predecessor of Mercer Human Resource Consulting to assist it in the development of the Incentive Plan. The Compensation Committee is responsible for approving objectives and otherwise administering the implementation of the Incentive Plan with respect to the executive officers. Under the Incentive Plan, a target bonus of 60% of base salary was established for the Chief Executive Officer, and a target bonus of 35% of base salary was established for the other Named Executive Officers. Achievement of corporate objectives relating to specific financial measures account for 80% of the total potential bonus paid to Named Executive Officers under the Incentive Plan. Individual performance objectives, tailored to each officer’s area of responsibility, account for the remaining 20% of the total potential bonus for Named Executive Officers under the Incentive Plan. Measurable performance objectives were established for each Named Executive Officer. Minimum “threshold” objectives levels must be achieved under the corporate and the individual component in order for any bonus to be earned under that component. Conversely, up to 200% of the target bonus amount may be paid if target objectives are significantly exceeded. The corporate objectives for fiscal 2005 included corporate operating income (COI) goals for all executive officers and, in addition, individual market financial performance (MFP) goals for certain executive officers. During fiscal 2005, the minimum “threshold” COI objective level was not achieved, so that no bonus was earned under this financial measure by any executive officer. However, one executive officer earned a bonus under his MFP objective at 88% of his target bonus amount for this component. Bonuses were paid to executive officers under the individual component ranging between 90% and 107% of the target bonus amount for this component.

        Second, believing that significant ownership of Company stock serves to align management’s interest with that of the Company’s stockholders, executive officers who, in our opinion, have contributed and will contribute to the growth, development and financial success of the Company were awarded stock options under the 2001 Plan. In order to motivate our executives to increase stockholder value, the exercise price of all stock options granted in fiscal 2005 was equal to market value of our Common Stock on the respective grant dates. Accordingly, these options will only have value to our executive officers if our stockholders also benefit from increasing share prices. In order to motivate the Company’s executives to make a long-term commitment to the Company, stock options may not be exercised until they vest. All stock options granted in fiscal 2005 vest ratably over a five-year period. Until vested, these options are subject to forfeiture provisions if an executive officer leaves the Company. Stock options were generally granted to executive officers in fiscal 2005, with some exceptions, at one-half of their stock options in fiscal 2004, because the Compensation Committee planned to change the time for making long-term incentive grants in fiscal 2006 and the future from the third or fourth quarter to the first quarter of each fiscal year.

        Discussion of 2005 Compensation for the Chief Executive Officer.  As described above, the Compensation Committee is responsible for establishing total compensation for all executive officers, including Richard Parod, the Company’s Chief Executive Officer. After considering various factors, including Mr. Parod’s performance as Chief Executive Officer during fiscal 2005 and the increases in salary levels generally for chief executive officers of public manufacturing companies, the Compensation Committee determined to increase Mr. Parod’s base salary by approximately 4-1/2% to $378,550, effective as of the beginning of fiscal 2006. During fiscal 2005, Mr. Parod participated in the Incentive Plan. He earned no bonus under the corporate component for fiscal 2005, since the minimum “threshold” COI objective level was not achieved, and this was the only corporate objective which applied to him. He achieved most of his target objectives under the individual component of the Incentive Plan and earned a bonus of 99% of the target bonus amount for this component, which resulted in a bonus for fiscal 2005 of $43,035, which was equal to approximately 12% of his base salary. Mr. Parod received a stock option award for 22,500 shares of Company common stock during fiscal 2005. The Compensation Committee determined that this grant represented one-half of a median market level award, based on survey data previously provided by Mercer Human Resource Consulting for long-term incentive awards to chief executive officers of similarly-sized durable manufacturing companies. Mr. Parod’s stock option grant in fiscal 2005 was reduced for the same reason which generally applied to other executive officers, relating to the anticipated change in timing for making future long-term incentive grants from the third or fourth quarter to the first quarter of each fiscal year.

        Compliance With Section 162(m) of the Internal Revenue Code.  The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company’s compensation payments to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company’s executive officers.

        Compensation Committee Interlocks and Insider Participation.  During fiscal 2005 there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

Larry H. Cunningham, Chairman Michael N. Christodolou J. David McIntosh William F. Welsh II

Report of the Audit Committee

        The following report of the audit committee of Lindsay Manufacturing Co. (the “Company”) shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Audit Committee is comprised of William F. Welsh II (as Chairman), Michael N. Christodolou, J. David McIntosh and Michael C. Nahl, each of whom is an independent director of the Company under the rules adopted by Securities and Exchange Commission and the New York Stock Exchange.

        The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of internal controls and processes for that purpose. KPMG LLP (“KPMG”) acts as the Company’s independent auditors and they are responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended August 31, 2005 with management of the Company and with representatives of KPMG. Our discussions with KPMG also included the matters required by Statement on Auditing Standard No. 61 (Communications with Audit Committees).

        In addition, the Audit Committee reviewed the independence of KPMG. We have discussed KPMG’s independence with them and have received written disclosures and a letter from KPMG regarding their independence as required by Independence Standards Board Standards No. 1.

        Based on the reviews and discussions described above, the Audit Committee has recommended to the full board of directors that the audited financial statements of the Company for the year ended August 31, 2005 be included in the Company’s annual report on Form 10-K to be filed with the Securities and Exchange Commission.

William F. Welsh II, Chairman Michael N. Christodolou J. David McIntosh Michael C. Nahl

STOCK PERFORMANCE GRAPH

        This stock performance graph is not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”), and this stock performance graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

        The following stock performance graph is a comparison of the Cumulative Total Return on the Company’s Common Stock over the five-year period ending August 31, 2005, with the Cumulative Total Return on the S&P Smallcap 600 Index and the S&P Construction, Farm Machinery and Heavy Truck Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG LINDSAY MANUFACTURING CO., THE S & P SMALLCAP 600 INDEX
AND THE S & P SMALLCAP 600 CONSTRUCTION, FARM MACHINERY AND HEAVY TRUCK INDEX

* $100 invested on 8/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending August 31.

Copyright © 2002, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

Source: Standard & Poor’s	Base year = 100:		8/31/00

Company Name	Aug-00	Aug-01	Aug-02		Aug-03	Aug-04	Aug-05

LINDSAY MANUFACTURING CO	100.00	104.28		120.83	123.66	140.87	144.22

S&P SMALLCAP 600 INDEX	100.00	100.54		90.96	111.61	128.19	162.15

S&P CONSTRUCTION, FARM MACHINERY
AND HEAVY TRUCK INDEX	100.00	111.56		120.24	156.61	213.03	306.83

APPROVAL OF 2006 LONG-TERM INCENTIVE PLAN

General Information

        Upon recommendation of the Compensation Committee, the Board of Directors adopted the Lindsay Manufacturing Co. 2006 Long-Term Incentive Plan (the “2006 Plan”) on December 12, 2005, subject to approval by the stockholders of the Company. The Board of Directors believes that the 2006 Plan will advance the long-term success of the Company by encouraging stock ownership among key employees and members of the Board who are not employees (“Nonemployee Directors”). The 2006 Plan is also intended to provide compensation that will be tax deductible by the Company without regard to the limitations of Section 162(m) of the Internal Revenue Code (the “Code”). The Compensation Committee retained Mercer Human Resource Consulting to assist it in the development of the 2006 Plan.

        The 2006 Plan is intended to replace the Company’s 2001 Long-Term Incentive Plan (the “2001 Plan”). If approved by stockholders, the 2006 Plan will become effective on February 6, 2006, and no further grants will be made under the 2001 Plan after that date. If the 2006 Plan is not approved by stockholders, the Company will continue to make grants under the 2001 Plan in accordance with the terms of that plan.

        Approval of the 2006 Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote against approval of the 2006 Plan. Broker nonvotes will not be considered shares entitled to vote with respect to approval of the 2006 Plan and will not be counted as votes for or against the approval of the 2006 Plan. THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2006 LONG-TERM INCENTIVE PLAN.

        The following is a summary of the terms of the 2006 Plan. This summary is not a complete description of all provisions of the 2006 Plan, and is subject to the actual terms of the 2006 Plan. A copy of the 2006 Plan is attached hereto as Exhibit A to this Proxy Statement.

Administration

        The 2006 Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). The 2006 Plan provides the Committee flexibility to design compensatory awards that are responsive to the Company’s needs. Subject to the terms of the 2006 Plan, the Committee has the discretion to determine the terms of each award, including which award, if any, may be subject to a “change of control” of the Company, as such term is defined in the 2006 Plan. Awards under the 2006 Plan made to Nonemployee Directors will be approved by the Board upon recommendation by the Committee. The Committee may delegate to one or more officers of the Company the authority to grant awards to participants who are not directors or executive officers of the Company. The Committee must fix the total number of shares or performance units that may be subject to grants made under this delegation.

Awards and Eligibility

        Awards under the 2006 Plan may be in the form of stock options; stock appreciation rights; restricted shares; deferred shares (restricted stock units); performance shares or performance units. Awards of stock appreciation rights, deferred shares (restricted stock units), and performance shares may also provide for payments of dividend equivalents in cash or additional shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company. However, the Company has not previously granted, and does not presently intend to grant, dividend equivalents on any awards with respect to regular quarterly dividends paid by the Company. The Company has previously granted, and intends to grant in the future, special cash dividend equivalents which will be payable on deferred shares (restricted stock units) if the Company ever pays a special dividend (other than regular quarterly dividends).

        All employees of the Company and its subsidiaries and the Nonemployee Directors are eligible to receive awards under the 2006 Plan. Based on its historic compensation practices, the Company expects that a range of 50 to 80 employees and all six Nonemployee Directors will annually receive awards under the 2006 Plan. The benefits or amounts that may be received by or allocated to employee participants under the 2006 Plan will be determined at the discretion of the Committee and are not presently determinable. The Board of Directors has, however, approved, contingent upon stockholder approval of the 2006 Plan, that each Nonemployee Director shall receive an annual grant of restricted stock units with an award value of $35,000 with the first award being made on the date of the Annual Meeting. The number of restricted stock units to be awarded is based on the closing price of the Company’s Common Stock on the grant date, and the restricted stock units are payable in shares of Common Stock under the 2006 Plan. The restricted stock units vest on November 1 following the date of grant, or earlier upon a change in control of the Company or termination of service of a Nonemployee Director due to death or total and permanent disability. Nonemployee Directors shall receive this annual award on each subsequent annual meeting date unless the Compensation Committee recommends and the Board of Directors approves a change in the amount or form of long-term incentive compensation for Nonemployee Directors.

Shares Available for Issuance

        The maximum number of shares as to which stock awards may be granted under the 2006 Plan is 750,000 shares. Stock awards other than stock options will be counted against the 2006 Plan maximum in a 2 to 1 ratio. This reserved share amount is subject to adjustments by the Committee as provided in the 2006 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events. Shares of common stock issued under the 2006 Plan may be shares of original issuance, shares held in Treasury or shares that have been reacquired by the Company. Any awards of shares under the 2001 Plan which is made after the record date will reduce the number of shares available for awards under the 2006 Plan using the 2 for 1 reduction ratio described above.

Limitations on Grants

        No participant may receive awards during any rolling 36-month period representing more than 350,000 shares of common stock or more than 5,000,000 performance units. In no event will the number of shares of common stock issued under the 2006 Plan upon the exercise of incentive stock options exceed 750,000 shares. These limits are subject to adjustments by the Committee as provided in the 2006 Plan for stock splits, stock dividends, recapitalizations and other similar transactions or events.

Expired, Forfeited or Unexercised Awards

        If any stock option granted under the 2006 Plan expires, is forfeited or becomes unexercisable without having been exercised or fully paid, such unexercised shares subject thereto will be available for future awards under the 2006 Plan. If any stock option that was outstanding on the record date under the Company’s 2001 Plan, the Company’s Amended and Restated 1991 Long-Term Incentive Plan or the stock options granted to Richard W. Parod on March 8, 2000 under the terms of his employment agreement expires unexercised, is forfeited or becomes unexercisable for any reason, the shares subject thereto shall be available for award under the 2006 Plan. If any restricted shares or other awards made in shares under the 2006 Plan that reduce the number of shares available for future awards using the 2 for 1 share reduction ratio are forfeited, such shares shall be restored for future awards under the 2006 Plan on a 2 for 1 share increase basis. Finally, if any restricted stock units granted under the 2001 Plan are forfeited, the shares which are forfeited shall be added to the number of shares which are available for awards under the 2006 Plan using a 2 for 1 share increase basis.

Options

        Stock options entitle the optionee to purchase shares of common stock at a price equal to or greater than the fair market value on the date of grant. Options may be either incentive stock options or nonqualified stock options, provided that only employees may be granted incentive stock options. The option may specify that the option price is payable (i) in cash, (ii) by the transfer to the Company of unrestricted stock, (iii) with any other legal consideration the Committee may deem appropriate or (iv) any combination of the foregoing. No stock option may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or service with the Company or any subsidiary that is necessary before the stock option or any portion thereof will become exercisable and may provide for the earlier exercise of the option in the event of a change in control of the Company or similar event.

Stock Appreciation Rights

        Stock appreciation rights represent the right to receive an amount, determined by the Committee and expressed as a percentage not exceeding 100%, of the difference between the “base price” established for such rights and the fair market value of the Company’s common stock on the date the rights are exercised. The base price must not be less than the fair market value of the common stock on the date the right is granted. The grant may specify that the amount payable upon exercise of the stock appreciation right may be paid by the Company (i) in cash, (ii) in shares of the Company’s common stock or (iii) any combination of the foregoing. Any grant may specify a waiting period or periods before the stock appreciation rights may become exercisable and permissible dates or periods on or during which the stock appreciation rights shall be exercisable, and may specify that the stock appreciation rights may be exercised only in the event of a change in control of the Company or similar event. The Committee may grant “tandem” stock appreciation rights in connection with an option or “free-standing” stock appreciation rights unrelated to an option. No stock appreciation right may be exercised more than ten years from the grant date, and each grant of a free-standing stock appreciation right must specify the period of continuous employment or service that is necessary before the free-standing stock appreciation right or installments thereof may be exercisable. A tandem stock appreciation right may be exercised only upon surrender of the related option, which must be exercisable and in-the-money, for cancellation.

Restricted Shares

        An award of restricted shares involves the immediate transfer by the Company to a participant of ownership of a specific number of shares of common stock in return for the performance of services. The transfer may be made without additional consideration from the participant. The participant is entitled immediately to voting, dividend and other ownership rights in such shares, subject to the discretion of the Committee. Restricted shares must be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the grant date, and any grant may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or similar event. The Committee may specify performance objectives that must be achieved for the restrictions to lapse.

Deferred Shares (Restricted Stock Units)

        An award of deferred shares (restricted stock units) granted under the 2006 Plan represents the right to receive a specific number of shares at the end of a specified deferral period. Any grant of deferred shares (restricted stock units) may be further conditioned upon the attainment of performance objectives. The grant may provide for the early termination of the deferral period in the event of a change in control of the Company or similar event. During the deferral period, the participant is not entitled to vote or receive dividends on the shares subject to the award, but the Committee may provide for the payment of dividend equivalents on a current or deferred basis. The grant of deferred shares (restricted stock units) may be made without any consideration from the participant other than the performance of future services.

Performance Shares and Units

        A performance share is a bookkeeping entry that records the equivalent of one share of common stock, and a performance unit is a bookkeeping entry that records the equivalent of $1.00. Each grant will specify one or more performance objectives to be met within a specified period (the “performance period”), which may be subject to earlier termination in the event of a change in control of the Company or a similar event. If by the end of the performance period the participant has achieved the specified performance objectives, the participant will be deemed to have fully earned the performance shares or performance units. If the participant has not achieved the level of acceptable achievement, the participant may be deemed to have partly earned the performance shares or performance units in accordance with a predetermined formula. To the extent earned, the performance shares or performance units will be paid to the participant at the time and in the manner specified in the grant or determined by the Committee in cash, shares of the Company’s common stock or any combination thereof.

Section 162(m) Exemption

        Code Section 162(m) prevents a publicly held corporation from claiming income tax deductions for compensation in excess of $1,000,000 paid to certain senior executives. Compensation is exempt from this limitation if it is “qualified performance-based compensation.” Stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, deferred shares and performance shares, that are granted pursuant to pre-established objective performance formulas, may also qualify as performance-based compensation, so long as certain requirements are met, including the prior approval by stockholders of the material terms of the 2006 Plan. By approving the 2006 Plan, the stockholders will be approving, among other things, (i) the eligibility requirements for participation in the 2006 Plan; (ii) the performance objectives upon which the grant or vesting of awards may be based; and (iii) the maximum amount of compensation, payable in shares of common stock or cash, that may be granted to an eligible participant in any rolling 36-month period.

Performance Objectives

        The 2006 Plan provides that grants of performance shares, performance units or, when determined by the Committee, options, deferred shares, restricted stock or other stock-based awards may be made based upon “performance objectives.” Performance objectives applicable to awards that are intended to be exempt from the limitations of Code Section 162(m) are limited to specified levels of or increases in the Company’s or subsidiary’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Company’s common stock, share price (including but not limited to, growth measures and total stockholder return), operating income or profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to stockholders, market share, earnings measures/ratios, economic value added, balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer or dealer satisfaction surveys and productivity. Performance objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual participant or the subsidiary, division, department or function within the Company or subsidiary in which the participant is employed. Performance criteria may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any performance objectives may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Company, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority). Except in the case of an award intended to be exempt from the limitations of Code Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of Awards

        Except as provided below, no award under the 2006 Plan may be transferred by a participant other than upon death by will or the laws of descent and distribution or designation of a beneficiary in a form acceptable to the Committee, and stock options and stock appreciation rights may be exercised during the participant’s lifetime only by the participant or, in the event of the participant’s legal incapacity, the guardian or legal representative acting on behalf of the participant. The Committee may expressly provide in an award agreement (other than an incentive stock option) that the participant may transfer the award to a spouse or lineal descendant, a trust for the exclusive benefit of such family members, a partnership or other entity in which all the beneficial owners are such family members, or any other entity affiliated with the participant that the Committee may approve. Additionally, any award made under the 2006 Plan may be transferred as necessary to fulfill any domestic relations order as defined in Code Section 414(p)(1)(B).

Termination

        The 2006 Plan will terminate on the tenth anniversary of the date it is approved by stockholders, and no award will be granted under the plan after that date.

Plan Amendment

        The 2006 Plan may be amended by the Board of Directors, but without further approval by the stockholders of the Company no such amendment may increase the limitations set forth in the 2006 Plan on the number of shares that may be issued under the 2006 Plan or any of the limitations on awards to individual participants. The Board may condition any amendment on the approval of the stockholders if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

Tax Consequences

        The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2006 Plan. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

        In general, an optionee will not recognize income at the time a nonqualified stock option is granted. At the time of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of sale of shares acquired pursuant to the exercise of a nonqualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise generally will be treated as capital gain (or loss).

        An optionee generally will not recognize income upon the grant or exercise of an incentive stock option. If shares issued to an optionee upon the exercise of an incentive stock option are not disposed of in a disqualifying disposition within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price generally will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

        Subject to certain exceptions for death or disability, if an optionee exercises an incentive stock option more than three months after termination of employment, the exercise of the option will be taxed as the exercise of a nonqualified stock option. In addition, if an optionee is subject to federal “alternative minimum tax,” the exercise of an incentive stock option will be treated essentially the same as a nonqualified stock option for purposes of the alternative minimum tax.

        A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient) at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Code Section 83. However, a recipient who so elects under Code Section 83(b) within 30 days of the date of transfer of the restricted stock will recognize ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the restricted stock (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient.

        A recipient of deferred shares (restricted stock units) generally will not recognize income until shares are transferred to the recipient at the end of the deferral period and are no longer subject to a substantial risk of forfeiture or restrictions on transfer for purposes of Code Section 83. At that time, the participant will recognize ordinary income equal to the fair market value of the shares, reduced by any amount paid by the recipient.

        A participant generally will not recognize income upon the grant of performance shares or performance units. Upon payment, with respect to performance shares or performance units, the participant generally will recognize as ordinary income an amount equal to the amount of cash received and the fair market value of any unrestricted stock received.

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Code Section 280G and is not disallowed by the $1,000,000 limitation on certain executive compensation under Code Section 162(m).

New Plan Benefits

        The Board of Directors adopted the 2006 Plan on December 12, 2005, subject to approval by the stockholders of the Company. The Board of Directors, at the recommendation of the Committee, also approved the grant of deferred shares (restricted stock units) with a value of $35,000 to each non-employee Director contingent upon approval of the 2006 Plan by the Company’s stockholders. The Company intends to grant deferred shares (restricted stock units) with an annual award value of $35,000 on the date of each future Annual Meeting of Stockholders to the Company’s non-employee Directors unless the Committee recommends and the Board of Directors approves changes in the amount or form of long-term incentive compensation for such non-employee Directors. The remaining awards that may be made under the 2006 Plan to our executive officers and other employees are subject to the discretion of the Committee, the Board of Directors and/or management and are therefore not determinable at this time with respect to the type, amount or timing of such awards.

NEW PLAN BENEFITS
Lindsay Manufacturing 2006 Long-Term Incentive Plan
Name and Position	Dollar Value(1)	Number of Units(2)
Non-Employee Director Group (6 persons)	$210,000	11,088
(1) Upon approval of the 2006 Plan, each non-employee Director will receive deferred shares (restricted stock units) of the Company’s common stock with a value of $35,000.
(2) The number of deferred shares (restricted stock units) is an estimate only and based on the fair market value of a share of the Company’s common stock on December 12, 2005, which was $18.94. The actual number of units to be awarded will be determined on the date of the Annual Meeting of Stockholders of the Company upon approval of the 2006 Plan.

Equity Compensation Plan Information

        The following equity compensation plan information summarizes plans and securities approved and not approved by security holders as of August 31, 2005:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (1)

Equity compensation plans
approved by security holders (2)	836,731	$22.76	263,672

Equity compensation plans not
approved by security holders (3)	350,000	$14.00	—

Total	1,186,731	$20.94	263,672

(1)  The Company’s 2001 Amended and Restated Long-Term Incentive Plan (the “2001 Plan”) allows for the issuance of up to 180,000 restricted shares or restricted stock units (not subject to the exercise of an option, warrant or right). As of August 31, 2005, 180,000 restricted shares or restricted stock units were available for issuance under the 2001 Plan.

(2)  Plans approved by stockholders include the Company’s Amended and Restated 1991 Long-Term Incentive Plan and the 2001 Plan.

(3)  Consists of options issued to Richard W. Parod pursuant to his employment agreement, which was not approved by stockholders.

        Since the end of fiscal 2005 and through the record date, the Company has granted employees of the Company stock options to acquire 45,000 shares of Common Stock and 37,466 restricted stock units payable in shares of Common Stock under the 2001 Plan, which is currently the only plan under which new grants may be made of awards providing for the future issuance of Common Stock. All restricted stock units issued to date have dividend equivalent rights only with respect to special dividends and do not participate in the Company’s regular quarterly dividend. As of the record date, there were 184,806 shares available for grant under the 2001 Plan (of which 142,534 shares were available for issuance as restricted shares or restricted stock units) and 1,269,197 shares underlying outstanding awards under all plans (of which 37,466 are restricted stock units). As of the record date, the weighted average exercise price of outstanding stock options was $19.26 and the weighted average term was 6.2 years. The restricted stock units granted to employees since the end of fiscal 2005 vest in three equal annual installments beginning on November 1, 2006.

        If the 2006 Plan is approved by stockholders, no further grants will be made under the 2001 Plan, and any awards of shares made under the 2001 Plan after the record date will reduce the number of shares available for awards under the 2006 Plan using the 2 for 1 reduction ratio described above.

Stock Repurchases

        From time to time, the Company’s Board of Directors has authorized management to repurchase shares of the Company’s common stock. Under this share repurchase plan, management has existing authorization to repurchase up to 881,139 shares. Since 1989, the Company has repurchased 6,048,448 shares, of which 324,379 shares were repurchased since the beginning of fiscal 2005. In the future, the Company may repurchase shares to be used for awards under the 2006 Plan, but any shares which are repurchased will not increase the number of shares which are available for awards under the 2006 Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        KPMG LLP, the Company’s independent auditor since 2001, has been appointed by the Audit Committee as the independent auditor for the Company and its subsidiaries for the fiscal year ending August 31, 2006. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of the independent auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING AUGUST 31, 2006.

        Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Accounting Fees and Services

        The following table sets forth the aggregate fees for professional services rendered by KPMG for each of the last two fiscal years:

Category of Fee	Fiscal 2005	Fiscal 2004

Audit Fees (1)	$615,000	$185,000

Audit-Related Fees (2)	$17,000	$35,000

Tax Fees (3)	$94,000	$60,000

All Other Fees	$0	$0

(1)  Audit fees consist of the audit of the Company’s 2005 and 2004 annual financial statements, review of the Company’s quarterly financial statements during 2005 and 2004. In 2005, audit fees also included the audit of management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and the audit of the effectiveness of the Company’s internal control over financial reporting, both relating to Sarbanes-Oxley.

(2)  Audit-related fees were for audits of the Company’s employee benefit plans, and financial due diligence of acquisition targets.

(3)  Tax fees were for tax compliance, including an analysis of the Company’s transfer pricing compliance.

        As provided in the Audit Committee Charter, the Audit Committee in fiscal 2005 implemented pre-approval policies and procedures consistent with the rules adopted by the Securities and Exchange Commission. Approximately 5% ($3,906) of the total 2005 Tax Fees were approved by the Audit Committee pursuant to the de minimis exception to the SEC’s pre-approval requirement. The Audit Committee has determined that the services listed above do not adversely affect KPMG’s independence in providing audit services.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Stockholder proposals submitted for presentation at the Annual Meeting must be received by the Secretary of the Company at its home office no later than January 7, 2006. Such proposals must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company’s Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by January 7, 2006. Only stockholders of record as of December 12, 2005 are entitled to bring business before the Annual Meeting or make nominations for directors.

        In order to be included in the Company’s proxy statement and form of proxy relating to its next annual meeting, stockholder proposals must be submitted by August 25, 2006 to the Secretary of the Company at its principal executive offices. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

        Management does not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter properly presented for consideration at the Annual Meeting if the Company did not receive written notice of the matter on or before November 14, 2005.

        The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Company’s Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

        Stockholders may communicate with the Chairman of the Board of Directors, the Chairman of the Audit, Compensation or Corporate Governance and Nominating Committee, or any individual Director by sending a letter to the attention of the appropriate person (which may be marked as confidential) addressed to the Secretary of the Company. All communications received by the Secretary will be forwarded to the appropriate Board member. In addition, it is the policy of the Board of Directors that the Company’s Directors shall attend, and will generally be available to discuss stockholder concerns at, the Annual Meeting of Stockholders, whenever possible. All Board members attended last year’s annual meeting.

        The Company’s Annual Report, including the Form 10-K and financial statements filed by the Company with the Securities and Exchange Commission, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. The Company has incorporated portions of its Annual Report into this Proxy Statement as indicated herein. However, the Annual Report is not to be considered part of this proxy solicitation material.

By Order of the Board of Directors

/s/ DAVID B. DOWNING
David B. Downing, Secretary
Omaha, Nebraska December 20, 2005

EXHIBIT A

LINDSAY MANUFACTURING CO.
2006 LONG-TERM INCENTIVE PLAN

(Effective February 6, 2006)

        1.        Purpose.  The purpose of Lindsay Manufacturing Co. 2006 Long-Term Incentive Plan (the “Plan”) is to attract and retain employees and directors for Lindsay Manufacturing Co. and its subsidiaries and to provide such persons with incentives and rewards for superior performance.

        2.        Definitions.  As used in this Plan, the following terms shall be defined as set forth below:

2.1 “Award” means any Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares (Restricted Stock Units), Performance Shares or Performance Units granted under the Plan.

2.2 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.

2.3 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the committee of the Board described in Section 4.

2.7 “Company” means Lindsay Manufacturing Co., a Delaware corporation, or any successor corporation.

2.8 “Deferral Period” means the period of time during which Deferred Shares (Restricted Stock Units) are subject to deferral limitations under Section 8.

2.9 “Deferred Shares” or “Restricted Stock Units” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.

2.10 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.11 “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing price for the Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.

2.12 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.

2.13 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.14 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.

2.15 "Nonemployee Director” means a member of the Board who is not an Employee.

2.16 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.17 “Option” means any option to purchase Shares granted under Section 5.

2.18 “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.19 “Option Price” means the purchase price payable upon the exercise of an Option.

2.20 “Participant” means an Employee or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.

2.21 “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance–Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Shares, share price (including but not limited to, growth measures and total stockholder return), operating income or profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer or dealer satisfaction surveys and productivity. Any Performance Objectives may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Company, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority). Except in the case of a Qualified Performance–Based Award, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.22 “Performance Period” means a period of time established under Section 9 within which the Performance Objectives relating to Performance Shares, Performance Units, Deferred Shares (Restricted Stock Units) or Restricted Shares are to be achieved.

2.23 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.

2.24 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.

2.25 “Predecessor Plan” means the Lindsay Manufacturing Co. 2001 Long-Term Incentive Plan.

2.26 “Qualified Performance–Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance–based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance–Based Award as such at the time of grant.

2.27 “Restricted Shares” means Shares granted under Section 7 subject to a substantial risk of forfeiture.

2.28 “Shares” means shares of the Common Stock of the Company, $1.00 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11.

2.29 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.

2.30 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.

2.31 “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.

2.32 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.

        3.        Shares Available Under the Plan.

3.1 Reserved Shares. Subject to adjustments as provided in Sections 3.5 and 11, the maximum number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, (iii) issued or transferred in payment of Deferred Shares (Restricted Stock Units) or Performance Shares, or (iv) issued or transferred in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed 750,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company.

3.2 Reduction Ratio. For purposes of Section 3.1, the number of Shares available for issuance under the Plan shall be reduced by two (2) Shares for each Share issued and transferred in settlement of an Award other than an Option and one (1) Share for each Share issued and transferred upon exercise of an Option. For purposes of Section 3.1, shares which are withheld from Awards to satisfy withholding taxes shall be treated as having been issued or transferred, and Shares which are tendered as payment of the Option Price shall not be added back as additional Shares available for issuance under the Plan.

3.3 ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 750,000 Shares, subject to adjustment as provided in Section 11.

3.4 Maximum Awards. No Participant may receive Awards representing more than 350,000 Shares in any rolling 36-month period, subject to adjustment as provided in Section 11. In addition, the maximum number of Performance Units that may be granted to a Participant in any rolling 36-month period is 5,000,000.

3.5 Expired, Forfeited and Unexercised Awards. If any Option granted under this Plan expires, is forfeited or becomes unexercisable for any reason without having been exercised or paid in full, the Shares subject thereto which were not exercised shall be available for future Awards under the Plan. Likewise, if any stock option that was outstanding on December 12, 2005 under the Company’s Predecessor Plan or Amended and Restated 1991 Long-Term Incentive Plan or the stock options for 350,000 shares granted to Richard W. Parod on March 8, 2000 expires, is forfeited or becomes unexercisable for any reason, the shares subject thereto which were not exercised shall be added to the number of Shares which are available for Awards under Section 3.1. If any Restricted Shares or other Awards made in Shares under this Plan that reduce the number of Shares available for future Awards using a 2 for 1 share reduction ratio under Section 3.2 are forfeited, such shares shall be restored for future Awards under this Plan on a 2 for 1 share increase basis. Likewise, if any restricted stock units granted under the Predecessor Plan are forfeited, the Shares which are forfeited shall be added to the number of shares which are available for Awards under Section 3.1 using a 2 for 1 share increase basis.

        4.        Plan Administration.

4.1 Board Committee Administration. This Plan shall be administered by the Compensation Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith. It is intended that the Compensation Committee will consist solely of persons who, at the time of their appointment, each qualified as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 and, to the extent that relief from the limitation of Code Section 162(m) is sought, as an “Outside Director” under Section 1.162-27(e)(3)(i) of the Treasury Regulations issued under Code Section 162(m).

4.2 Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who arc not directors or executive officers of the Company, provided that the Committee shall have fixed the total number of Shares or Performance Units subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law.

4.3 Awards to Non-Employee Directors. Notwithstanding any other provision of this Plan to the contrary, all Awards to Non-Employee Directors must be authorized by the full Board pursuant to recommendations made by the Compensation Committee.

        5.        Options.  The Committee may from time to time authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.

5.2 Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.

5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii)

nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

5.4 Payment of Option Price in Shares. On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5.4, the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.

5.5 Cashless Exercise. To the extent permitted by applicable law, the Option Price and any applicable statutory minimum withholding taxes may be paid from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.

5.6 Performance–Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to exercise of the Option.

5.7 Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

5.8 ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.

5.9 Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date.

5.10 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

        6.        Stock Appreciation Rights.  The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Committee the right to elect among those alternatives.

6.2 Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.

6.3 Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.

6.4 Change in Control. Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

6.5 Dividend Equivalents. On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company.

6.6 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

6.7 Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive and (ii) by surrender of the related Option (or such other right) for cancellation.

6.8 Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.

6.9 Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:

(a) Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;

(b) Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and

(c) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.

        7.        Restricted Shares.  The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1 Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

7.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

7.3 Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.

7.4 Dividend, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue.

7.5 Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

7.6 Performance–Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

7.7 Dividends. Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and paid on a deferred basis when the restrictions lapse or reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

7.8 Award Agreements. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.

        8.        Deferred Shares (Restricted Stock Units).  The Committee may authorize grants of Deferred Shares (Restricted Stock Units) to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1 Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

8.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.

8.3 Deferral Period. Each grant shall provide that the Deferred Shares (Restricted Stock Units) covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

8.4 Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company.

8.5 Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.

8.6 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.

        9.        Performance Shares and Performance Units.  The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1 Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

9.2 Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee and set forth in the Award Agreement and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.

9.3 Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Participant.

9.4 Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

9.5 Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Committee the right to elect among those alternatives.

9.6 Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.

9.7 Dividend Equivalents. Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company.

9.8 Adjustment of Performance Objectives. If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the

Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

9.9 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.

        10.        Transferability.

10.1 Transfer Restrictions. Except as provided in Sections 10.2 and 10.4, no Award granted under this Plan shall be transferable by a Participant other than upon death by will or the laws of descent and distribution or designation of a beneficiary in a form acceptable to the Committee, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

10.2 Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 10.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10.2.

10.3 Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares (Restricted Stock Units) or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.

10.4 Domestic Relations Orders. Notwithstanding the foregoing provisions of this Section 10, any Award made under this Plan may be transferred as necessary to fulfill any domestic relations order as defined in Code Section 414(p)(1)(B).

        11.        Adjustments.  The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares (Restricted Stock Units), Restricted Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin–off, spin–out, split–off, split–up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the cancellation or surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.

11.1 Change in Control. The Committee shall also be authorized to determine and specify in any Award Agreement provisions which shall apply upon a change in control of the Company and for such purposes to define a change in control of the Company. Unless otherwise defined in an Award Agreement, a “Change in Control” of the Company for purposes of Awards made under this Plan shall mean any of the following events: (a) a dissolution or liquidation of the Company, (b) a sale of substantially all of the assets of the Company, (c) a merger or combination involving the Company after which the owners of Common Stock of the Company immediately prior to the merger or combination own less than 50% of the outstanding shares of common stock of the surviving corporation, or (d) the acquisition of more than 50% of the outstanding shares of Common Stock of the Company, whether by tender offer or otherwise, by any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

11.2 Cash-Out. In connection with any change in control, the Committee, without the consent of Participants, may determine that (i) any or all outstanding Options or Stock Appreciation Rights shall be automatically exercised and cashed out in exchange for a cash payment for such Options and Stock Appreciation Rights which may not exceed the Spread between the Option Price or Base Price and Fair Market Value on the date of exercise, and (ii) any or all other outstanding Awards shall be cashed out in exchange for such consideration as the Committee may in good faith determine to be equitable under the circumstances.

        12.        Fractional Shares.  The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

        13.        Withholding Taxes.  To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory tax withholding rates.

        14.        Certain Terminations of Employment, Hardship and Approved Leaves of Absence.  Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares (Restricted Stock Units) as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. However, any such actions taken by the Committee must comply with the provisions of Section 21 and the requirements of Code Section 409A.

        15.        Foreign Participants.  In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

        16.        Amendments and Other Matters.

16.1 Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.

16.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his of her award of Restricted Shares and receive an award of Deferred Shares (Restricted Stock Units). The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares. However, any Award deferrals which the Committee permits must comply with the provisions of Section 21 and the requirements of Code Section 409A.

16.3 Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant, provided that any such grant must comply with the provisions of Section 21 and the requirements of Code Section 409A.

16.4 Repricing Prohibited. The Committee shall not reprice any outstanding Option, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 11. For this purpose, repricing of an Option shall include (i) reducing the exercise price of an Option or (ii) cancelling or settling for cash or other consideration an outstanding Option and granting a replacement Option at a lower exercise price, within six months before or after the cancellation.

16.5 No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

16.6 Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.

16.7 Amendments to Comply with Laws, Regulations or Rules. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, in its sole and absolute discretion and without the consent of any Participant, the Board may amend the Plan, and the Committee may amend any Award Agreement, to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Code Section 409A.

        17.        Effective Date.  This Plan shall become effective upon its approval by the stockholders of the Company.

        18.        Termination.  This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.

        19.        Limitations Period.  Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision shall be final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.

        20.        Governing Law.  The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the Delaware General Corporation Law, except to the extent governed by applicable federal law.

        21.        Compliance with Code Section 409A.

21.1 Awards Subject to Section 409A. The provisions of this Section 21 shall apply to any Award or portion thereof that is or becomes subject to Code Section 409A (“Section 409A”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Section 409A include, without limitation:

(a) Any Nonstatutory Stock Option or Stock Appreciation Right that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.

(b) Any other Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (ii) permits or requires the Participant to elect one or more dates on which the Award will be settled.

Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is two and one-half months from the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the date that is two and one-half months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.

21.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:

(a) All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

(b) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

(c) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 21.3.

21.3 Subsequent Elections. Any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

(a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

(b) Each subsequent Election related to a distribution in settlement of an Award not described in Section 21.4(b), 21.4(c) or 21.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c) No subsequent Election related to a distribution pursuant to Section 21.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

21.4 Distributions Pursuant to Deferral Elections. No distribution in settlement of an Award subject to Section 409A may commence earlier than:

(a) Separation from service (as determined pursuant to U.S. Treasury Regulations or other applicable guidance);

(b) The date the Participant becomes Disabled (as defined below);

(c) Death;

(d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 21.2 and/or 21.3, as applicable;

(e) To the extent provided by U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

(f) The occurrence of an Unforeseeable Emergency (as defined below).

Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Code Section 409A(a)(2)(B)(i)), no distribution pursuant to Section 21.4(a) in settlement of an Award subject to Section 409A may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

21.5 Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency (as defined in Section 409A). In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred. The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

21.6 Disabled. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

(a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

(b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

21.7 Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

21.8 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan in settlement of an Award subject to Section 409A, except as provided by Section 409A and/or U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.

        22.        Predecessor Plan.  Upon stockholder approval of this Plan pursuant to Section 17, no new awards will be granted under the Predecessor Plan, and any awards for Shares granted under the Predecessor Plan after December 12, 2005 will reduce the number of Shares available for Awards under Section 3.1 using the share reduction ratios set forth in Section 3.2.

LINDSAY MANUFACTURING CO.

ANNUAL MEETING OF STOCKHOLDERS

Monday, February 6, 2006
8:30 a.m. CST

Corporate Headquarters
2707 North 108th Street, Suite 102
Omaha, NE

Lindsay Manufacturing Co. 2707 North 108th Street, Suite 102 Omaha, NE	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LINDSAY MANUFACTURING CO. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 6, 2006 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of Lindsay Manufacturing Co. (the “Company”), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate office, 2707 North 108th Street, Suite 102, Omaha, Nebraska, on Monday, February 6, 2006, at 8:30 a.m., Central Standard Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for February 6, 2006, the Proxy Statement for the Annual Meeting and the Company’s 2005 Annual Report to Stockholders prior to the signing of this proxy.

(continued and to be signed on the reverse hereof)

\/    Please detach here    \/

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors for terms to expire in 2009:	01 Larry H. Cunningham 02 Richard W. Parod	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	APPROVAL OF 2006 LONG-TERM INCENTIVE PLAN	☐	For	☐	Against	☐	Abstain

3.	AUDITOR. Ratification of the appointment of KPMG LLP as the independent auditor for the fiscal year ending August 31, 2006.	☐	For	☐	Against	☐	Abstain

4.	To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof which management did not have written notice of on November 14, 2005.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES FOR DIRECTOR, FOR THE APPROVAL OF THE 2006 LONG-TERM INCENTIVE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE INDEPENDENT AUDITOR.

Address Change?   Mark Box   ☐ Indicate changes below:

Date ____________________________________

Signature(s) in Box
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attor ney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.